                                                                    EXHIBIT 10.1


                          AMERICAN PACIFIC CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                   Article I
                                   ---------
                            ESTABLISHMENT & PURPOSE
                            -----------------------

1.1  Establishment.  Effective as of January 1, 1999, American Pacific
     -------------
     Corporation (the "Company"), has amended and restated this supplemental executive retirement plan known as the American Pacific Corporation Supplemental Executive Retirement Plan (the "Plan") for the benefit of a select group of highly compensated employees and their Beneficiaries.

     The rights and benefits of Participants who are active Participants in the Plan on or after the Effective Date of this restated Plan shall be as provided herein, except as specifically provided or changed by subsequent amendment.

1.2  Purpose.  The purpose of the Plan is to provide retirement income and
     -------
     supplemental death and disability benefits for eligible Participants to supplement benefits payable under the American Pacific Corporation Defined Benefit Pension Plan and to enable the Company to attract and retain certain key executives.


                                   Article II
                                   ----------
                                  DEFINITIONS
                                  -----------

Definitions.  As used herein, the following words and phrases have the meanings
-----------
ascribed to them in Article II unless a different meaning is plainly required by the context. Some of the words and phrases used in the Plan are not defined in this Article II, but, for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender and words in the feminine gender shall be deemed to include the masculine gender. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

2.1  "Accrued Benefit" as of a specified date with respect to a Participant
      ---------------
     means a monthly benefit equal to (a) minus (b) below (but not less than zero) where

   (a) means an annual benefit equal to sixty percent (60%) of Final Average Compensation.

       Notwithstanding the above, for the sole Participant who was a Participant before the Effective Date of this restated Plan, (a) means an annual benefit equal to three percent (3%) of Final Average Compensation multiplied by his years of Credited Service (not to exceed 15) plus one and one-half percent (1.5%) of Final Average Compensation times his years of Credited Service (exceeding 15, but not to exceed 35).

       Except as follows, the benefit described in this subsection (a) shall be expressed as a Life Annuity commencing at the Participant's Normal Retirement Date. If the Participant's Annuity Starting Date precedes his Normal Retirement Date, such benefit shall be expressed as a Life Annuity commencing at his Annuity Starting Date and shall be reduced as provided in Section 4.1 of the Plan. If the Participant's Annuity Starting Date is later than his Normal Retirement Date, such benefit shall be expressed as a Life Annuity commencing at his Annuity Starting Date and shall be increased as provided in Section 4.14 (added by the Fourth Amendment) of the Qualified Plan.

   (b) means the vested benefit payable to the Participant under the Qualified Plan. Except as follows, the amount described in this subsection shall be expressed as a Life Annuity commencing on the Participant's Normal Retirement Date. If the Participant's Annuity Starting Date precedes his Normal Retirement Date, the benefit described in this subsection shall be expressed as a Life Annuity commencing at his Annuity Starting Date and shall be reduced as provided in Section 4.03 or 4.04 (as applicable) of the Qualified Plan. If the Participant's Annuity Starting Date is later than his Normal Retirement Date, such benefit shall be expressed as a Life Annuity commencing at his Annuity Starting Date and shall be increased as provided in Section 4.14 (added by the Fourth Amendment) of the Qualified Plan.

2.2  "Actuarial Equivalent" shall mean a benefit or benefits which are of equal
      --------------------
     value at the date of determination to the benefits for which they are to be substituted. Actuarial Equivalence shall be based on the interest and mortality tables used to determine actuarial equivalence under Section 1.01 of the Qualified Plan.

2.3  "Affiliated Group" shall mean the Company and all other entities aggregated
      ----------------
     with the Company under Sections 414(b), (c), (m), or (o) of the Code but only in the period during which such other entity is so aggregated with the Company.

2.4  "Annuity Starting Date" shall mean the first day of the first period for
      ---------------------
     which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such a benefit.

2.5  "Beneficiary" shall have the same meaning as set forth in Section 1.04 of
      -----------
     the Qualified Plan.

2.6  "Board of Directors" shall mean the Board of Directors of American Pacific
      ------------------
     Corporation.

2.7  "Code" shall mean the Internal Revenue Code of 1986, as amended.  Reference
      ----
     to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

2.8  "Company" shall mean American Pacific Corporation.
      -------

2.9  "Compensation" shall mean the Participant's total wages and salary.
      ------------
     Bonuses are included in the year earned (even though payment might not occur until the following calendar year) and are prorated over the months worked during that year. Earnings after Normal Retirement Age are not included.

2.10 "Credited Service" shall mean the sum of all Credited Service earned under
      ----------------
     the Qualified Plan determined as set forth in Section 1.12 of the Qualified Plan, including full and partial years. A partial year is calculated in terms of completed calendar months.

2.11 "Early Retirement Date" shall mean the first day of the month next
      ---------------------
     following the date the participant elects to receive his Retirement Benefit under the Plan where such date is after the Participant has both reached age fifty-five (55) and completed at least ten (10) years of Vesting Service but is prior to the Participant's attainment of his Normal Retirement Age.

2.12 "Effective Date" shall mean January 1, 1999.
      --------------

2.13 "Employer" shall mean American Pacific Corporation and any member of the
      --------
      Affiliated Group which adopts this Plan.

2.14  "Final Average Compensation" shall mean the average annualized
       --------------------------
      Compensation earned during the Participant's thirty-six (36) consecutive months of employment with the Company that produces the highest average.

2.15  "Hour of Service" shall have the same meaning as set forth in Section 1.21
       ---------------
      of the Qualified Plan.

2.16  "Late Retirement Date" shall mean the first day of the month coinciding
       --------------------
      with or next following the date a Participant terminates employment, where such date is after his Normal Retirement Date.

2.17  "Life Annuity" shall mean a series of monthly installments which will
       ------------
      continue for the lifetime of the Participant and will cease upon his death.

2.18  "Normal Retirement Date" shall have the same meaning as set forth in
       ----------------------
      Section 1.33 of the Qualified Plan.

2.19  "Participant" shall mean any employee of an Employer who becomes eligible
       -----------
      to participate in the Plan pursuant to Article III and who continues to be entitled to any benefits under the Plan.

2.20  "Plan" shall mean the American Pacific Corporation Supplemental Executive
       ----
      Retirement Plan.

2.21  "Plan Year" shall mean the twelve (12) consecutive month period beginning
       ---------
      on January 1 and ending on the next following December 31.

2.22  "Qualified Plan" shall mean the American Pacific Corporation Defined
       --------------
      Benefit Pension Plan. In the event that the Qualified Plan is subsequently amended, reference to a Section of the Qualified Plan shall be deemed to refer to the operational successor of such Section.

2.23  "Rabbi Trust" shall mean a trust described in Code Section 671, which
       -----------
      shall be established in connection with this Plan.

2.24  "Retirement" shall mean termination of employment with all Employers at a
       ----------
      time when the Participant is eligible for an Early, Normal, Late, or Disability Retirement Benefit.

2.25  "Retirement Date" shall mean the Participant's Normal, Early, or Late
       ---------------
      Retirement Date.

2.26  "Spouse" shall mean the person to whom the Participant is legally married
       ------
      on his Annuity Starting Date, or, if earlier on his date of death.

2.27  "Vesting Service" shall mean the Participant's "Continuous Employment" as
       ---------------
      that term is defined in Section 6.01 of the Qualified Plan


                                  Article III
                                  -----------
                               PLAN PARTICIPATION
                               ------------------

3.1  Eligibility to Participate in the Plan.  Each individual (and only such
     --------------------------------------
     individuals) designated in Appendix A shall be eligible to participate in the Plan.

3.2  Participation.  A Participant shall remain a Participant so long as he is
     -------------
     entitled to current or contingent benefits under the Plan, but shall cease to be a Participant if he terminates employment with all Employers prior to the date he becomes eligible for a vested benefit under Article IV of the Plan. If a Participant ceases to be an employee after becoming eligible for a vested benefit, he shall continue to be a Participant only with respect to his vested Accrued Benefit determined at his termination of employment. If he is subsequently reemployed, he shall only accrue an additional benefit or earn additional Vesting Service if he is again designated in Appendix A. Should a Participant cease to be an employee before earning a vested benefit, but later become re-employed by an Employer, he shall again become a Participant only if he is again designated in Appendix A.

3.3  Select Group of Employees.  The Plan is intended to qualify as a plan
     -------------------------
     maintained by the Employers primarily for the purpose of providing deferred compensation for a select group of highly compensated employees, and, as such, to be exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. If the Company determines based on subsequent authority or if an agency or court of competent jurisdiction determines that the Plan benefits any person other than a member of the select group of highly compensated employees, the participation of each employee who is determined not to be included in such group shall be terminated immediately and such employee shall cease to accrue any benefit under the Plan. Provided, that in the case of a determination by an agency or court, the employee's participation shall terminate only after the period for appeal of such determination has elapsed. As soon as practicable after such determination, each such employee shall receive a single sum distribution equal to the Actuarial Equivalent of the benefit he would receive at his Normal Retirement Date if his employment terminated on the date his participation terminates.


                                   Article IV
                                   ----------
                                    BENEFITS
                                    --------

4.1  Retirement Benefits.  Except as otherwise provided herein, retirement
     -------------------
     benefits will be computed and paid as follows:

     (a) Normal Retirement Benefit shall be equal to the Participant's Accrued
         -------------------------
         Benefit determined at the Participant's Normal Retirement Date and commencing on such date.

     (b) Early Retirement Benefit shall be equal to the Participant's Accrued
         ------------------------
         Benefit determined at the Participant's Early Retirement Date and commencing on such date, reduced as follows:

         (i) with respect to the sole Participant who was a Participant prior to the Effective Date of this restated Plan, the early Retirement benefit shall be reduced five percent (5%) for each year that payments begin before age sixty-two (62) (prorated for fractional years) and

         (ii) with respect to all other participants, the Early Retirement Benefit shall be reduced as provided in Section 4.03 or 4.04 (as applicable) of the Qualified Plan.

     (c) Late Retirement Benefit shall be equal to the Participant's Accrued
         -----------------------
         Benefit (after any applicable increase under Section 2.1 of the Plan) determined at the Participant's Late Retirement Date and commencing on such date.

4.2  Termination of Service.  A Participant shall be entitled to his monthly
     ----------------------
     retirement benefit if he terminates before he is eligible to receive a Retirement Benefit, provided that the Participant meets the vesting requirements of Article V. The Participant's benefit on his termination of employment shall be the Participant's vested Accrued Benefit determined at the date of termination of employment, commencing as provided in Section 4.5.

4.3  Form of Retirement Benefit.  Except as provided below, the Accrued Benefit
     --------------------------
     under Section 4.1 or 4.2 of this Plan shall be paid in the form elected by the Participant for payment of his benefit under the Qualified Plan. Benefits payable under this section other than as a Life Annuity shall be the Actuarial Equivalent of the benefit payable in the form of a Life Annuity. However, for the sole Participant who was a Participant prior to the Effective Date of this restated Plan, the Accrued Benefit under Section
     4.1 of this Plan shall be paid in the form of an annuity for the life of the Participant.

     Notwithstanding the above, a Participant who separates from service or retires with a vested Accrued Benefit shall be paid the Actuarial Equivalent of such benefit in a single sum if such Actuarial Equivalent does not exceed $5,000. If the Participant subsequently resumes participation in the Plan, such Participant's benefit at his later date of termination shall be reduced by his prior Accrued Benefit determined as of the date of his previous retirement or termination.

4.4  Death Benefit.  If death occurs before the Participant's Annuity Starting
     -------------
     Date but after having satisfied the requirements for vested benefit under
     Section 5.1 of this Plan, and the Participant has a surviving spouse, a monthly benefit for life equal to 50% of the vested benefit the Participant would have received had he retired immediately before his death, without any reduction for early payment, shall be paid to the surviving spouse. If the surviving spouse is more than five (5) years younger than the Participant, benefits will be reduced two percent (2%) for each full year that the age difference exceeds five (5) years.

4.5  Time of Payment.  Payment of a Participant's benefit under this Plan shall
     ---------------
     commence on the same day that the Participant's (or his Beneficiary's) benefit commences under the Qualified Plan.

4.6  Reemployment Following Retirement or Termination of Employment.  If a
     --------------------------------------------------------------
     Participant begins to receive a benefit following termination of employment or retirement and is subsequently reemployed on a full-time basis by the Employer, benefit payments shall cease during the period of reemployment. If a Participant begins to receive a benefit following retirement pursuant to Section 4.1 or 4.2, and is subsequently reemployed by the Employer on a part-time basis, as defined by personnel practices as uniformly and consistently applied, he shall continue receiving benefit payments. Upon the resumption of employment with the Employer, benefits shall continue to accrue in accordance with the terms of the Plan but only if the Participant is again designated in Appendix A. Future benefits paid to such Participant shall be adjusted on an Actuarial Equivalent basis to reflect the value of any benefits previously paid.


                                   Article V
                                   ---------
                                    VESTING
                                    -------

5.1  Vesting.  A Participant shall be vested in his Accrued Benefit in
     -------
     accordance with the schedule below that provides the lower Vested
     Percentage.


             Schedule A                                   Schedule B
             ----------                                   -----------
Vesting Service      Vested Percentage    Age + Vesting Service   Vested Percentage
        5                  50%                      50                  50%
        6                  60%                      51                  60%
        7                  70%                      52                  70%
        8                  80%                      53                  80%
        9                  90%                      54                  90%
        10                100%                      55                 100%

                                   Article VI
                                   ----------
                              PLAN ADMINISTRATION
                              -------------------

6.1  Administration of the Plan.  The Plan shall be administered by a Plan
     --------------------------
     Administrator, which shall be appointed by the Board of Directors, subject, however, to any action taken by the Board of Directors in respect to the Plan. The Plan Administrator shall be responsible for the administration of the Plan and shall have all of the powers and duties allocated to the Plan Administrator set forth in Article VII of the Qualified Plan including, without limitation, the discretionary power to determine eligibility for participation in the Plan and to construe the terms of the Plan. The Plan Administrator shall file with the Department of Labor and distribute to the Participants any reports and other information required by applicable law and shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by it with respect to the Plan.


                                  Article VII
                                  -----------
                           AMENDMENT AND TERMINATION
                           -------------------------

7.1  Amendment and Termination of the Plan.  The Board of Directors may amend or
     -------------------------------------
     terminate the Plan at any time. However, no such amendment or termination shall deprive any Participant or Beneficiary of any portion of any Retirement or Death Benefit which has become vested prior to the effective date of such amendment or termination or which would be payable if the Participant terminated for any reason, including death, on such effective date.


                                  Article VIII
                                  ------------
                               GENERAL PROVISIONS
                               ------------------

8.1  Nature of Company's Obligation.  Benefits under this Plan shall be paid
     ------------------------------
     solely from the general assets of the Company. The Company's obligation under this Plan shall be limited to an unfunded and unsecured promise to pay. The rights of a Participant and his or her spouse or Beneficiary with respect to benefits under this Plan are the same of those of an unsecured creditor of the Company, and neither the Participant nor his or her spouse or Beneficiary shall have a secured interest in any assets that may be designated by the Company to pay such benefits.

8.2  Rabbi Trust.  The Company shall establish a trust described in Code Section
     -----------
     671 with respect to which the Company is the grantor (the "Rabbi Trust") to hold assets in connection with this Plan. However, the Company shall not be obligated to make contributions to the Rabbi Trust or otherwise fund its financial obligations under the Plan.

8.3  Nonalienation of Benefits under this Plan.  Except for claims of
     -----------------------------------------
     indebtedness owing to an Employer, the interests of Participants and their Beneficiaries are not subject to claims, indebtedness, attachment, execution, garnishment, or other legal or equitable process and such interests may not be voluntarily or involuntarily sold, transferred or assigned. Any attempt by a Participant or his Beneficiary or any other person to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. The restrictions set out in the preceding subsection shall not apply to an order determined to be qualified domestic relations order as defined in Section 414(p) of the Code.

8.4  Plan not a Contract of Employment.  This Plan shall not be deemed to
     ---------------------------------
     constitute a contract between any Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge any Participant or employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

8.5  Required Notification to Plan Administrator.  Each Participant entitled to
     -------------------------------------------
     benefits hereunder shall file with the Plan Administrator from time to time in writing his post office address and each change of post office address, and any check representing payment hereunder and any communication addressed to a Participant or a former Participant hereunder at his last address filed with the Plan Administrator, or if no such address has been filed, then at his last address as indicated on the records of the Company shall be binding on such person for all purposes of the Plan, and neither the Plan Administrator nor the Company or other payor shall be obliged to search for or ascertain the location of any such person. If the Plan Administrator for any reason is in doubt as to the address of any Participant or former Participant entitled to benefits hereunder or as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned at his address last known to the Plan Administrator, notify such person that:

      (a) All unmailed and future retirement income payments shall be henceforth withheld until he provides the Plan Administrator with evidence of his continued life and his proper mailing address; and

      (b) His right to any retirement income whatsoever shall, at the option of the Plan Administrator, be canceled forever, if, at the expiration of two (2) years from the date of such mailing, he shall not have provided the Plan Administrator with evidence of his continued life and his proper mailing address.

8.6  Successors.  The provisions of this Plan shall be binding upon each
     ----------
     Employer, and their successors and assigns and upon each Participant and his heirs, spouses, estates, and legal representatives.

8.7  Facility of Payment.  Whenever and as often as any person entitled to
     -------------------
     payments hereunder shall be under a legal disability, or in the sole judgment of the Plan Administrator shall otherwise be unable to apply such payments to his own best interest and advantage, the Plan Administrator, in the exercise of its discretion, may direct all or any portion of such payments to be made to any person receiving benefits on behalf of the Participant or other Beneficiary under Section 10.09 of the Qualified Plan.

8.8  Required Information to Plan Administrator.  Each Participant will furnish
     ------------------------------------------
     to the Plan Administrator such information as the Plan Administrator considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's furnishing promptly such true, full and complete information as the Plan Administrator may request. Each Participant will submit proof of his age to the Plan Administrator at such time as required by the Plan Administrator. The Plan Administrator will, if such proof of age is not submitted as required, use as conclusive evidence thereof such information as is deemed by it to be reliable, regardless of the lack of proof, or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise, will be in such manner as the Plan Administrator deems equitable. Any notice or information which, according to the terms of the Plan or the rules of the Plan Administrator, must be filed with the Plan Administrator, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Plan Administrator, in care of the Company at:

                          American Pacific Corporation
                                   Suite 300
                           3770 Howard Hughes Parkway
                              Las Vegas, NV  89109

8.9   Claims Procedure.  In the event that any claim for benefits, which must
      ----------------
      initially be submitted in writing to the Plan Administrator, is denied (in whole or in part) hereunder, the claimant shall receive from the Company notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial, with specific reference to pertinent provisions of this Agreement. Such notice shall be provided within 90 days of the Participant's claim for benefits. Any disagreements about such interpretations and construction may be appealed within 90 days to the Board of Directors. The Board shall respond to such appeal within 60 days with a notice in writing fully disclosing its decision and the reasons therefore. No member of the Board of Directors shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

8.10  Controlling State Law.  To the extent not superseded by the laws of the
      ---------------------
      United States, the Plan will be construed and enforced according to the laws of the State of Delaware.

8.11  Severability.  In case any provision of this Plan shall be held illegal or
      ------------
      invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

8.12  Adoption of Plan.  Any Employer may adopt this Plan for all or a portion
      ----------------
      of its employees, provided that the Board of Directors of the Company approves such participation. The administrative powers and control of the Company as provided in the Plan shall not be deemed diminished under the Plan by reason of the participation of other companies in the Plan.


IN WITNESS WHEREOF, American Pacific Corporation has adopted this plan on this
12th day of   January     , 1999.
----        --------------------

ATTEST (SEAL):                                     AMERICAN PACIFIC CORPORATION



                                                   By /s/ DAVID N. KEYS
                                                      ---------------------

                                   APPENDIX A
                                   ----------

                               PLAN PARTICIPANTS

Participant                                        Social Security Number
-----------                                        ----------------------
Fred D. Gibson, Jr.                                     ###-##-####
(sole Participant prior to January 1, 1999)

John R. Gibson                                          ###-##-####

David Keys                                              ###-##-####